Exhibit 99.1

Staples, Inc. Announces First Quarter 2011 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 18, 2011--Staples, Inc. (Nasdaq: SPLS) announced today the results for its first quarter ended April 30, 2011. Total company sales for the first quarter of 2011 increased two percent to $6.2 billion compared to the first quarter of 2010. Net income for the first quarter of 2011 increased five percent year over year to $198 million, and diluted earnings per share, on a GAAP basis, increased eight percent to $0.28 from $0.26 in the first quarter of 2010.

Diluted earnings per share of $0.28 for the first quarter of 2011 were flat compared to adjusted diluted earnings per share of $0.28 achieved in the first quarter of 2010. These adjusted results exclude pre-tax integration and restructuring expense of $21 million during the first quarter of 2010.

“Our first quarter results show that we’re making good progress on our key growth initiatives and we’re gaining share in North America, but at a cost to our bottom line,” said Ron Sargent, Staples’ chairman and chief executive officer.

On a GAAP basis, first quarter 2011 operating income rate decreased 34 basis points to 5.64 percent compared to the first quarter of 2010. Excluding the impact of integration and restructuring expense in the prior year period, first quarter 2011 operating income rate decreased 69 basis points to 5.64 percent. This decrease primarily reflects investments to gain market share in North America and deleverage in the International business.

The company generated free cash flow of $148 million after $63 million in capital expenditures, ending the first quarter of 2011 with approximately $2.2 billion in liquidity, including $933 million in cash and cash equivalents. The company paid down a $500 million bond that matured on April 1, 2011, and repurchased 7.1 million shares for $147 million.

North American Delivery

North American Delivery sales for the first quarter of 2011 were $2.5 billion, an increase of two percent compared to the first quarter of 2010. The top line benefitted from strong customer acquisition, solid growth in sales of adjacent product categories such as facilities and breakroom supplies, growth in core supplies including paper, as well as a favorable impact of foreign exchange rates. Operating income rate decreased 43 basis points to 7.84 percent compared to the first quarter 2010. This decrease primarily reflects lower product margins and higher delivery expense driven by fuel increases and investments in systems, partially offset by lower general and administrative and marketing expense.

North American Retail

North American Retail sales for the first quarter of 2011 were $2.3 billion, an increase of one percent in US dollars, and down slightly in local currency compared to the first quarter of 2010. First quarter 2011 comparable store sales decreased one percent versus the first quarter of 2010, primarily reflecting a decrease in customer traffic in the Canadian Retail business, partially offset by higher average order size. Operating income rate decreased 2 basis points to 7.62 percent compared to the first quarter of 2010. This primarily reflects a favorable mix of higher margin services and technology products and leverage of rent and occupancy expense, offset by higher marketing expense and investments in labor to support growth initiatives. North American Retail opened five stores and closed four stores, ending the first quarter of 2011 with 1,901 stores in North America.

International

International sales for the first quarter of 2011 were $1.3 billion, an increase of four percent in US dollars, and a decrease of two percent in local currency compared to the first quarter of 2010. Top line growth in the European Delivery business was offset by an eleven percent decrease in comparable store sales in Europe, as well as lower sales in the Printing Systems Division and Australian business in local currency compared to the first quarter of 2010. Operating income rate decreased 216 basis points to 0.71 percent compared to the first quarter of 2010. This decrease primarily reflects deleverage of fixed costs in the European Retail and Australian businesses, as well as investments to gain share in European Delivery. European Retail closed three stores during the first quarter of 2011. The International business ended the quarter with 378 stores.

Outlook

The company’s results for the first quarter were weaker than expected. As a result, the company is adopting a more conservative sales and earnings outlook. Current expectations for 2011 assume very little improvement in the economy, continued investment in our growth initiatives and competitive pricing in the Contract market. These sales initiatives, combined with our ongoing focus on expense control, are expected to strengthen our results over time.

For the second quarter of 2011, we expect sales to be flat to slightly positive compared to the same period of 2010 and we expect to achieve diluted earnings per share on a U.S. GAAP basis in the range of $0.18 to $0.20. For the full year 2011, we expect sales to increase in the low single-digits compared to 2010 and we expect to achieve diluted earnings per share on a U.S. GAAP basis in the range of $1.35 to $1.45.

In 2011, the company expects to generate more than $1 billion of free cash flow after spending approximately $400 million in capital expenditures for investments in growth initiatives, systems, the integration of distribution networks in North America and Europe, remodels, and new stores. Expectations for 2011 capital expenditures have been reduced from the company’s previous guidance of $500 million.

Presentation of Non-GAAP Information

This press release presents certain results both with and without the integration and restructuring expense associated with Corporate Express in 2010. This press release also presents certain results both with and without the impact of fluctuations in foreign currency exchange rates. The presentation of results that exclude these items are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. Management believes that the non-GAAP financial measures presented provide a better comparison to prior periods because the adjustments do not affect the on-going operations of the combined businesses. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately and GAAP as well as non-GAAP results. In addition, Management presents the most comparable GAAP measures ahead of non-GAAP measures and provides a reconciliation that indicates and describes the adjustments made.

Today's Conference Call

The company will host a conference call today at 9:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples is the world’s largest office products company and a trusted source for office solutions. The company provides products, services and expertise in office supplies, copy & print, technology, facilities and breakroom, and furniture. Staples invented the office superstore concept in 1986 and now has annual sales of $25 billion, ranking second in the world in eCommerce sales. With 90,000 associates worldwide, Staples operates in 26 countries throughout North and South America, Europe, Asia and Australia, making it easy for businesses of all sizes and consumers. The company is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com/media.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Some of the forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: global economic conditions could adversely affect our business and financial performance; our market is highly competitive and we may not be able to continue to compete successfully; our growth may strain our operations; we may be unable to continue to enter new markets successfully; our expanding international operations expose us to risk inherent in foreign operations; our effective tax rate may fluctuate; fluctuations in foreign exchange rates could lead to lower earnings; we may be unable to attract and retain qualified associates; our quarterly operating results are subject to significant fluctuation; if we are unable to manage our debt, it could materially harm our business and financial condition and restrict our operating flexibility; our business may be adversely affected by the actions of and risks associated with our third party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; technological problems may impact our operations; our information security may be compromised; various legal proceedings, third party claims, investigations or audits may adversely affect our business and financial performance; and those factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Financial information follows.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	April 30,	January 29,
	2011	2011
ASSETS
Current assets:
Cash and cash equivalents	$932,515	$1,461,257
Receivables, net	1,977,565	1,954,148
Merchandise inventories, net	2,569,364	2,359,173
Deferred income tax assets	296,072	295,232
Prepaid expenses and other current assets	370,419	398,357
Total current assets	6,145,935	6,468,167

Property and equipment:
Land and buildings	1,102,847	1,064,981
Leasehold improvements	1,353,570	1,328,397
Equipment	2,361,181	2,287,505
Furniture and fixtures	1,059,522	1,032,502
Total property and equipment	5,877,120	5,713,385
Less accumulated depreciation and amortization	3,718,524	3,565,614
Net property and equipment	2,158,596	2,147,771

Intangible assets, net of accumulated amortization	524,343	522,722
Goodwill	4,239,947	4,073,162
Other assets	705,032	699,845
Total assets	$13,773,853	$13,911,667

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,288,800	$2,208,386
Accrued expenses and other current liabilities	1,406,863	1,497,851
Debt maturing within one year	243,576	587,356
Total current liabilities	3,939,239	4,293,593

Long-term debt	1,876,861	2,014,407
Other long-term obligations	683,714	652,486

Stockholders' Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	-	-
Common stock, $.0006 par value, 2,100,000,000 shares authorized;
issued 908,768,942 shares at April 30, 2011 and 908,449,980 shares at January 29, 2011	545	545
Additional paid-in capital	4,374,952	4,334,735
Accumulated other comprehensive income (loss)	207,322	(96,933)
Retained earnings	6,619,649	6,492,340
Less: Treasury stock at cost, 194,733,754 shares at April 30, 2011
and 187,536,869 shares at January 29, 2011	(3,935,453)	(3,786,977)
Total Staples, Inc. stockholders' equity	7,267,015	6,943,710
Noncontrolling interests	7,024	7,471
Total stockholders' equity	7,274,039	6,951,181
Total liabilities and stockholders' equity	$13,773,853	$13,911,667

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	April 30,	May 1,
	2011	2010

Sales	$6,172,938	$6,057,795
Cost of goods sold and occupancy costs	4,536,545	4,438,740
Gross profit	1,636,393	1,619,055

Operating and other expenses:
Selling, general and administrative	1,270,774	1,220,468
Amortization of intangibles	17,292	15,399
Integration and restructuring costs	-	20,882
Total operating expenses	1,288,066	1,256,749

Operating income	348,327	362,306

Other (expense) income:
Interest income	2,459	1,771
Interest expense	(48,793)	(55,474)
Other expense	(188)	(631)
Consolidated income before income taxes	301,805	307,972
Income tax expense	104,123	115,490
Consolidated net income	197,682	192,482
(Loss) income attributed to noncontrolling interests	(563)	3,712
Net income attributed to Staples, Inc.	$198,245	$188,770

Earnings Per Share:
Basic earnings per common share	$0.28	$0.26
Diluted earnings per common share	$0.28	$0.26

Dividends declared per common share	$0.10	$0.09

Weighted average shares outstanding:
Basic	706,318,119	718,795,186
Diluted	717,402,753	732,149,069

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended
	April 30,	May 1,
	2011	2010
Operating Activities:
Consolidated net income, including income from the noncontrolling interests	$197,682	$192,482
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	121,843	125,411
Stock-based compensation	35,396	33,765
Excess tax benefits from stock-based compensation arrangements	(387)	(1,185)
Deferred income tax expense	28,079	14,641
Other	4,995	645
Changes in assets and liabilities:
Decrease in receivables	48,929	11,625
Increase in merchandise inventories	(148,738)	(26,748)
Decrease in prepaid expenses and other assets	31,060	22,150
Increase (decrease) in accounts payable	20,861	(50,833)
Decrease in accrued expenses and other liabilities	(133,519)	(134,383)
Increase in other long-term obligations	4,065	5,277
Net cash provided by operating activities	210,266	192,847

Investing Activities:
Acquisition of property and equipment	(62,617)	(48,993)
Net cash used in investing activities	(62,617)	(48,993)

Financing Activities:
Proceeds from the exercise of stock options and the sale of stock under employee stock
purchase plans	4,836	17,004
Proceeds from borrowings	39,799	61,079
Payments on borrowings, including payment of deferred financing fees	(536,294)	(36,316)
Cash dividends paid	(70,936)	(65,238)
Excess tax benefits from stock-based compensation arrangements	387	1,185
Purchase of treasury stock, net	(148,477)	(3,130)
Net cash used in financing activities	(710,685)	(25,416)

Effect of exchange rate changes on cash and cash equivalents	34,294	(867)

Net (decrease) increase in cash and cash equivalents	(528,742)	117,571
Cash and cash equivalents at beginning of period	1,461,257	1,415,819
Cash and cash equivalents at end of period	$932,515	$1,533,390

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended

	April 30,	May 1,
	2011	2010
Sales:
North American Delivery	$2,511,646	$2,462,654
North American Retail	2,328,085	2,312,210
International Operations	1,333,207	1,282,931
Total segment sales	$6,172,938	$6,057,795

Business Unit Income:
North American Delivery	$196,850	$203,516
North American Retail	177,349	176,549
International Operations	9,524	36,888
Business unit income	383,723	416,953
Stock-based compensation	(35,396)	(33,765)
Total segment income	348,327	383,188
Interest and other expense, net	(46,522)	(54,334)
Integration and restructuring costs	-	(20,882)
Consolidated income before income taxes	$301,805	$307,972

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Consolidated Statement of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	April 30, 2011		May 1, 2010
	GAAP As Reported	As Reported %	GAAP As Reported	Integration and Restructuring Costs	Non-GAAP As Adjusted	As Adjusted %

Sales	$6,172,938	100.00%	$6,057,795	$-	$6,057,795	100.00%
Cost of goods sold and occupancy costs	4,536,545	73.49%	4,438,740	-	4,438,740	73.27%
Gross profit	1,636,393	26.51%	1,619,055		1,619,055	26.73%

Operating and other expenses:
Selling, general and administrative	1,270,774	20.59%	1,220,468	-	1,220,468	20.15%
Amortization of intangibles	17,292	0.28%	15,399	-	15,399	0.25%
Integration and restructuring costs	-	0.00%	20,882	(20,882)	-	0.00%
Total operating expenses	1,288,066	20.87%	1,256,749	(20,882)	1,235,867	20.40%

Operating income	348,327	5.64%	362,306	20,882	383,188	6.33%
Interest and other expense, net	46,522	0.75%	54,334	-	54,334	0.90%
Consolidated income before income taxes	301,805	4.89%	307,972	20,882	328,854	5.43%
Income tax expense	104,123	1.69%	115,490	7,831	123,321	2.04%
Consolidated net income	197,682	3.20%	192,482	13,051	205,533	3.39%
(Loss) income attributed to noncontrolling interests	(563)	(0.01%)	3,712	-	3,712	0.06%
Net income attributed to Staples, Inc.	$198,245	3.21%	$188,770	$13,051	$201,821	3.33%

Earnings Per Share:
Basic earnings per common share	$0.28		$0.26	$0.02	$0.28
Diluted earnings per common share	$0.28		$0.26	$0.02	$0.28

Weighted average shares outstanding:
Basic	706,318,119		718,795,186
Diluted	717,402,753		732,149,069

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Unaudited)

	13 Weeks Ended April 30, 2011

	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Delivery	2.0%	(0.5%)	1.5%
North American Retail	0.7%	(1.2%)	(0.5%)
International Operations	3.9%	(6.0%)	(2.1%)
Total sales	1.9%	(1.9%)	0.0%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

CONTACT:
Staples, Inc.
Media Contact:
Owen Davis, 508-253-8468
or
Investor Contact:
Laurel Lefebvre/Kevin Barry, 508-253-4080/1487